EXHIBIT 10.1

MASTER LOAN AGREEMENT

Equipment Finance, Inc.

1.0 PARTIES, COLLATERAL AND OBLIGATIONS

1,1 This Agreement is dated as of May 08, 2007. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged Champion Industries, Inc. (hereinafter called "Debtor") with offices at 2450 First Avenue, Huntington, WV 25703, intending to be legally bound, hereby promises to pay to U.S. Bancorp Equipment Finance, Inc., an Oregon corporation having offices at PO Box 230789, Portland, OR 97281-0789 (hereinafter called "Secured Party"), any amounts set forth on any Schedule to Master Loan Agreement hereunder (the "Schedule(s)") and grants a security interest in and assigns, transfers and sets over to Secured Party and to the successors and assigns thereof, the property specified in any Schedule hereunder wherever located, and any and all proceeds thereof, insurance recoveries, and all replacements, additions, accessions, accessories and substitutions thereto or therefore (hereinafter called the "Collateral"). The security interest granted hereby is to secure payment of any and all liabilities or obligations of Debtor to the Secured Party, matured or unmatured, direct or indirect, absolute or contingent, heretofore arising, now existing or hereafter arising, and whether under this Agreement or under any other writing between Debtor and Secured Party (all hereinafter called the "obligations" and/or the "liabilities").

1.2 Joint and Several Liability; Payment Terms. In the event there is more than one Debtor, all obligations shall be joint and several obligations of all Debtors regardless of the source of Collateral or the particular Debtor with which the obligation originated, and each Debtor waives any surety defenses that it might raise with respect to any other Debtor. Interest shall be calculated on the basis of a 360-day year. All payments on any Schedule hereunder shall be made in lawful money of the United States at such address as the Secured Party may designate to Debtor in writing from time to time. In no event shall any Schedule hereunder be enforced in any way which permits Secured Party to collect interest in excess of the maximum lawful rate. Should interest collected exceed such rate, Secured Party shall refund such excess interest to Debtor. In such event, Debtor agrees that Secured Party shall not be subject to any penalties for contracting for or collecting interest in excess of the maximum lawful rate.

1.3 Late Charge. If any of the obligations remains overdue for more than ten (10) days, Debtor hereby agrees to pay on demand, as a late charge, an amount equal to the lesser of (i) five percent (5%) of each such overdue amount; or (ii) the maximum percentage of any such overdue amount permitted by applicable law as a late charge. Debtor agrees that the amount of such late charge represents a reasonable estimate of the cost to Secured Party of processing a delinquent payment and that the acceptance of any late charge shall not constitute a waiver of default with respect to the overdue amount or prevent Secured Party from exercising any other available rights and remedies.

2.0 WARRANTIES AND COVENANTS OF DEBTOR: Debtor hereby represents, warrants and covenants that:

2.] Business Organization Status and Authority. (i) Debtor is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in all states and countries in which such qualification is necessary; (ii) Debtor has the lawful power and authority to own its assets and to conduct the business in which it is engaged; and to execute and comply with the provisions of this Agreement and any related documents (collectively, the "Financing Documents"); (iii) the execution and delivery of the Financing Documents have been duly authorized by all necessary action, and the Financing Documents constitute valid, legal and binding agreements, enforceable in accordance with their terms; (iv) no authorization, consent, approval, license or exemption of, or filing or registration with, any or all of the owners of Debtor or any governmental entity was, is or will be necessary to the valid execution, delivery, performance or full enforceability of the Financing Documents. Except as specifically disclosed to Secured Party, Debtor utilizes no trade names in the conduct of its business and/or has not changed its name within the past five years. Debtor shall not change its state of organization, headquarters or residence without providing prior written notice to Secured Party. Debtor shall give written notice to Secured Party within 30 days of any termination or revocation of Debtor's existence by its state of organization.

2.2 Merger; Transfer of Assets. Debtor shall not consolidate or merge with or into any other entity, liquidate or dissolve, distribute, sell, lease, transfer or dispose of all of its ownership interests, properties or assets or any substantial portion thereof other than in the ordinary course of its business, unless the Secured Party shall give its prior written consent, and the surviving, or successor entity or the transferee of such assets, as the case may be, shall assume, by a written instrument which is legal, valid and enforceable against such surviving or successor entity or transferee, all of the obligations of Debtor to Secured Party or any affiliate of Secured Party.

2.3 No Violation of Covenants or Laws. Debtor is not party to any agreement or subject to any restriction which materially and adversely affects its ability to perform its obligations under the Financing Documents. The execution of and compliance with the terms of the Financing Documents does not and will not (i) violate any provision of law, or (ii) conflict with or result in a breach of any order, injunction, or decree of any court or governmental authority or the formation documents of Debtor, or (iii) constitute or result in a default under any agreement, bond or indenture by which Debtor is bound or to which any of its property is subject, or (iv) result in the imposition of any lien or encumbrance upon any of Debtor's assets, except for any liens created under the Financing Documents.

2.4 Accurate Information. All financial information submitted to the Secured Party in regard to Debtor or any shareholder, officer, director, member, or partner thereof, or any guarantor of any of the obligations thereof, was prepared in accordance with generally accepted accounting principles, consistently applied, and fairly and accurately depicts the financial position and results of operations of Debtor or such other person, as of the respective dates or for the respective periods, to which such information pertains. Debtor had good, valid and marketable title to all the properties and assets reflected as being owned by it on any balance sheet of Debtor submitted to Secured Party as of the date thereof.

2.5 Judgments; Pending Legal Action. There are no judgments outstanding against Debtor, and there are no actions or proceedings pending or, to the best knowledge of Debtor, threatened against or affecting Debtor or any of its properties in any court or before any governmental entity which, if determined adversely to Debtor, would result in any material adverse change in the business, properties or assets, or in the condition, financial or otherwise, of Debtor or would materially and adversely affect the ability of Debtor to satisfy its obligations under the Financing Documents.

2.6 No Breach of Other Agreements; Compliance with Applicable Laws. Debtor is not in breach of or in default under any loan agreement, indenture, bond, note or other evidence of indebtedness, or any other material agreement or any court order, injunction or decree or any lien, statute, rule or regulation. The operations of Debtor comply with all laws, ordinances and. governmental rules and regulations applicable to them. Debtor has filed all federal, state and municipal income tax returns which are required to be filed and has paid all taxes as shown on said returns and on all assessments billed to it to the extent that such taxes or assessments have become due. Debtor does not know of any other proposed tax assessment against it or of any basis for one.

2.7 Sale Prohibited. Debtor shall not sell. dispose of or offer to sell or otherwise transfer the Collateral or any interest therein without the prior written consent of Secured Party.

2.8 Location of Collateral. The Collateral shall be kept primarily at the location(s) shown on the Schedule(s) hereunder (unless the Collateral is mobile, in which case it may be moved in the ordinary course of business), and Debtor shall give prompt written notice to Secured Party of any change in the location(s) of the Collateral. Notwithstanding the foregoing, the Collateral shall not be moved outside the United States without Secured Party's prior written consent.

2.9 Collateral not a Fixture. The Collateral is not attached, and Debtor shall not permit the Collateral to become attached, to real estate in such a way that it would be considered part of the realty or designated a "fixture." Notwithstanding any presumption of applicable law, and irrespective of any manner of attachment, the Collateral shall not be deemed real property but shall retain its character as personal property. However, Debtor shall at the option of Secured Party furnish the latter with waiver(s) in recordable form, signed by all persons having an interest in the real estate, of any interest in the Collateral which is or might be deemed to be prior to Secured Party's interest.

2.10 Perfection of Security Interest. Except for (i) the security interest granted hereby and (ii) any other security interest previously disclosed by Debtor to Secured Party in writing, Debtor is the owner of the Collateral free from any adverse lien, security interest or encumbrance. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein. At the request of Secured Party, Debtor shall execute, acknowledge and deliver to Secured Party any document or instrument required by Secured Party to further the purposes of the Financing Documents. Debtor hereby authorizes Secured Party to file any financing statement(s) and to be named as lienholder on any vehicle title(s) needed to perfect Secured Party's interest in the Collateral, including (without limitation) any fixture filings and any amendments and continuation statements thereto pursuant to the Uniform Commercial Code, in form satisfactory to Secured Party, and shall pay the cost of filing the same in all public offices where filing is deemed by Secured Party to be necessary or desirable.

2.11 Insurance. Unless otherwise agreed, Debtor shall have and maintain insurance from financially sound carriers at all times with respect to all Collateral against damage and other risks with such coverage and containing such terms, in such form, for such periods and written by such companies as shall be satisfactory to Secured Party; each insurance policy shall name Secured Party as lender's loss payee and shall be payable to Secured Party and Debtor as their interests may appear; all policies of insurance shall provide for a minimum of ten days' written cancellation notice to Secured Party; Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions.

2.12 Use of the Collateral. Debtor shall use the Collateral for business purposes only and operate it by qualified personnel in accordance with applicable manufacturers' and regulatory maintenance and performance standards. Debtor shall adhere to reasonable practices for Debtor's industry and the type of Collateral, for security against terrorism and other risks. Debtor shall keep the Collateral free from any adverse lien or encumbrance (and shall promptly notify Secured Party of any attachment of any such lien or any seizure or levy) and in good working order, condition and repair and shall not waste or destroy the Collateral or any part thereof; Debtor shall keep the Collateral appropriately protected from the elements, and shall furnish all required parts and servicing (including any contract service necessary to maintain the benefit of any warranty of the manufacturer); and Debtor shall not use the Collateral in violation of any statute, ordinance, regulation or order. Secured Party may examine and inspect the Collateral and any and all books and records of Debtor during business hours at any time; such right of inspection shall include the right to copy Debtor's books and records and to converse with Debtor's officers, employees, agents, and independent accountants.

2.13 Taxes and Assessments. Debtor shall pay promptly when due all taxes, assessments, levies, imposts, duties and charges, of any kind or nature, imposed upon the Collateral or for its use or operation or upon this Agreement or upon any instruments evidencing the obligations.

2.14 Financial Statements. Debtor shall furnish Secured Party within 120 days after the close of each fiscal year of Debtor, its financial statements (including, without limitation, a balance sheet, a statement of income, a statement of cash flow, a statement of changes in equity, and notes to financial statements) for the immediately preceding fiscal year, setting forth the corresponding figures for the prior fiscal year in comparative form, all in reasonable detail without any qualification or exception deemed material by Secured Party. Such financial statements shall be prepared at least as a review by Debtor's independent certified accountants and, if prepared as an audit, shall be certified by such accountants. Within 45 days after the close of each other quarter of Debtor, Debtor shall deliver to Secured Party true and complete copies of its management-prepared financial statements for the immediately preceding quarter. Debtor shall also furnish Secured Party with any other financial information (including tax returns) deemed reasonably necessary by Secured Party. Each financial statement submitted by Debtor to Secured Party shall be prepared in accordance with generally accepted accounting principles consistently applied and shall fairly and accurately present the Debtor's financial condition and results of operations for the period to which it pertains.

3.0 EVENTS OF DEFAULT

3.1 Each of the following shall be considered an Event of Default: (i) failure on the part of Debtor to promptly perform in complete accordance with its representations, warranties and covenants made in this Agreement or in any other agreement with Secured Party, including, but not limited to, the payment of any liability, with interest, when due, or default by Debtor under the provisions of any other material agreement to which Debtor is party; (ii) the death of Debtor if an individual or the dissolution of Debtor if a business organization; (iii) the filing of any petition or complaint under the federal Bankruptcy Code or other federal or state acts of similar nature, by or against Debtor, or an assignment for the benefit of creditors by Debtor, (iv) an application for or the appointment of a receiver, trustee or conservator, voluntary or involuntary, by or against Debtor or for any substantial assets of Debtor; (v) insolvency of Debtor under either federal or state law or applicable principles of equity; (vi) entry of Judgment, issuance of any garnishment or attachment, or filing of any lien, claim or government attachment against the Collateral or which, in Secured Party's sole discretion, might impair the Collateral; (vii) the determination by Secured Party that a material misrepresentation of fact has been made by Debtor in this Agreement or in any writing supplementary or ancillary hereto; (viii) a determination by Secured Party that Debtor has suffered a material adverse change in its financial condition, business or operations from the date of this Agreement; (ix) bankruptcy, insolvency, termination, death, dissolution or default of any guarantor for Debtor; (x) any actual or anticipated (in Secured Party's reasonable discretion) unauthorized revocation, nonrenewal or termination of a letter of credit, surety bond or other instrument issued for the benefit of Secured Party as additional security for the obligations of Debtor hereunder; or (xi) any unauthorized filing by Debtor of a termination statement for any financing statement filed by Secured Party.

4.0 REMEDIES

4.1 Upon the happening of any Event of Default which is not cured within ten (10) days or at any time thereafter: (i) all liabilities of Debtor shall, at the option of Secured Party, become immediately due and payable; (ii) Secured Party shall have and may exercise all of the rights and remedies granted to a secured party under the Uniform Commercial Code; (iii) Secured Party shall have the right, immediately, and without notice or other action, to set-off against any of Debtor's liabilities to Secured Party any money owed by Secured Party in any capacity to Debtor, whether or not due; (iv) Secured Party may proceed with or without judicial process to take possession of all or any part of the Collateral; Debtor agrees that upon receipt of notice of Secured Party's intention to take possession of all or any part of said Collateral, Debtor shall do everything necessary to make same available to Secured Party (including, without limitation, assembling the Collateral and making it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Debtor and Secured Party); and so long as Secured Party acts in a commercially reasonable manner, Debtor agrees to assign, transfer and deliver at any time the whole or any portion of the Collateral or any rights or interest therein in accordance with the Uniform Commercial Code and without limiting the scope of Secured Party's rights thereunder; (v) Secured Party may sell the Collateral at public or private sale or in any other commercially reasonable manner and, at the option of Secured Party, in bulk or in parcels and with or without having the Collateral at the sale or other disposition, and Debtor agrees that in case of sale or other disposition of the Collateral, or any portion thereof, Secured Party shall apply all proceeds first to all costs and expenses of disposition, including attorneys' fees, and then to Debtor's obligations to Secured Party; and (vi) Secured Party may elect to accept the Collateral or any part thereof in satisfaction of all sums due from Debtor. All remedies provided in this paragraph shall be cumulative. Secured Party may exercise anyone or more of such remedies in addition to any and all other remedies Secured Party may have under any applicable law or in equity.

4.2 Disposition; Expenses. Any notification of a sale or other disposition of Collateral or of other action by Secured Party required to be given by Secured Party, will be sufficient and deemed reasonable if given personally, mailed, or delivered by facsimile transmission or overnight carrier not less than ten (10) days prior to the day on which such sale or other disposition will be made or action taken. Upon an Event of Default, any amounts due and to become due hereunder shall, without notice, bear interest, from the date such amounts are due until paid, at a rate (the "Default Rate") which is the lesser of: (i) the maximum rate per annum which Secured Party is permitted by law to charge, or (ii) the greater of: (y) eighteen percent (18%) per annum, or (z) five percent (5%) per annum over the prime rate which is announced from time to time by U.S. Bank National Association to be its prime rate. Debtor shall pay all reasonable expenses of realizing upon the Collateral hereunder and collecting all liabilities of Debtor to Secured Party, including any collection agency fee. In any interpretation or enforcement of the Financing Documents or any dispute related thereto or to the relationship between the parties, Debtor shall pay Secured Party's legal expenses and reasonable attorneys' fees, including any incurred before and at trial, on appeal, in any other proceeding or without any litigation being filed.

5.0 MISCELLANEOUS

5.1 No Implied Waivers; Entire Agreement This Agreement and any Schedule hereunder are non-cancelable and may not be prepaid. The waiver by Secured Party of any default hereunder or of any provisions hereof shall not discharge any party hereto from liability hereunder and such waiver shall be limited to the particular Event of Default and shall not operate as a waiver of any other or subsequent default. No modification of this Agreement or waiver of any right of Secured Party hereunder shall be valid unless in writing and signed by an authorized officer of Secured Party. No failure on the part of Secured Party to exercise, or delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this Agreement and the rights and remedies granted to Secured Party herein shall be in addition to, and not in limitation of those of any other agreement with Secured Party or any other evidence of any liability held by Secured Party. This Agreement and any Schedule hereunder (a "Transaction") embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the same subject matter, except in any case where the Secured Party takes an assignment from a vendor of its security interest in the same Collateral, in which case the terms of the Transaction shall be incorporated into the assigned agreement and shall prevail over any inconsistent terms therein but shall not be construed to create a new contract. If any of the Financing Documents are delivered to Secured Party by facsimile transmission, such documents (and signatures thereon) shall be treated as, and have the same force and effect as, originals.

5.2 Choice of Law; Waiver of Jury. The Financing Documents and the rights and liabilities of the parties shall be governed by applicable federal law and the laws of the state of Oregon. Any legal action or proceeding with respect to the Financing Documents shall be brought in state court sitting in Portland, Oregon, and, by execution and delivery of the Financing Documents, each of the parties consents to the jurisdiction of such court and waives any defense of lack of jurisdiction or inconvenient forum. Service of process by overnight courier will be sufficient to confer personal jurisdiction over the Debtor. SECURED PARTY AND DEBTOR EACH IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM OR RELATED TO ANY OF TIIE FINANCING DOCUMENTS.

5.3 Protection of the Collateral. At its option, Secured Party may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization and to pay a fee for additional monitoring incurred by Secured Party for Debtor's failure to maintain coverage or protection as provided herein. Any payments made by Secured Party shall be immediately due and payable by Debtor and shall bear interest at the Default Rate. Until default, Debtor may retain possession of the Collateral and use it in any lawful manner not inconsistent with the provisions of this Agreement and any other agreement between Debtor and Secured Party and not inconsistent with any policy of insurance thereon.

5.4 Binding Agreement; Time of the Essence. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, and assigns. Time is of the essence with respect to the performance of Debtor's obligations under this Agreement and any other agreement between Debtor and Secured Party.

5.5 Enforceability. Any term, clause or provision of this Agreement or of any evidence of indebtedness from Debtor to Secured Party which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining terms or clauses of such provision or the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, clause or provision in any other jurisdiction.

5.6 Notices. Any notices or demands required to be given herein shall be given to the parties in writing by facsimile transmission, or by overnight courier or United States mail (first class, express, certified or otherwise) at the addresses set forth on page 1 of this Agreement or to such other addresses as the parties may hereafter substitute by written notice given in the manner prescribed in this paragraph.

5.7 Additional Security. If there shall be any other collateral for any of the obligations, or for the obligations of any guarantor thereof, Secured Party may proceed against and/or enforce any or all of the Collateral and such collateral in whatever order it may, in its sole discretion, deem appropriate. Any amount(s) received by Secured Party from whatever source and applied by it to any of the obligations shall be applied in such order of application as Secured Party shall from time to time, in its sole discretion, elect.

6.0 ASSIGNMENT

6.1 SECURED PARTY MAY SELL OR ASSIGN ANY AND ALL RIGHT, TITLE AND INTEREST IT HAS IN THE COLLATERAL AND/OR ARISING UNDER THIS AGREEMENT. DEBTOR SHALL, UPON THE DIRECTION OF SECURED PARTY, I) EXECUTE ALL DOCUMENTS NECESSARY TO EFFECTIJATE SUCH ASSIGNMENT AND, 2) PAY DIRECTLY AND PROMPTLY TO SECURED PARTY'S ASSIGNEE WITHOUT ABATEMENT, DEDUCTION OR SET-OFF, ALL AMOUNTS WHICH HAVE BECOME DUE UNDER THE ASSIGNED AGREEMENTS. SECURED PARTY'S ASSIGNEE SHALL HAVE ANY AND ALL RIGHTS, IMMUNITIES AND DISCRETION OF SECURED PARTY HEREUNDER AND SHALL BE ENTITLED TO EXERCISE ANY REMEDIES OF SECURED PARTY HEREUNDER. ALL REFERENCES HEREIN TO SECURED PARTY SHALL INCLUDE SECURED PARTY'S ASSIGNEE (EXCEPT THAT SAID ASSIGNEE SHALL NOT BE CHARGEABLE WITH ANY OBLIGATIONS OR LIABILITIES HEREUNDER OR IN RESPECT HEREOF). DEBTOR SHALL NOT ASSERT AGAINST SECURED PARTY'S ASSIGNEE ANY DEFENSE, COUNTERCLAIM OR SET-OFF WHICH DEBTOR MAY HA VB AGAINST SECURED PARTY.

6.2 DEBTOR SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR ENTER INTO ANY AGREEMENT REGARDING ALL OR ANY PART OF THE COLLATERAL WITHOUT THE PRIOR WRIITEN CONSENT OF SECURED PARTY. IN CONNECTION WITH THE GRANTING OF SUCH CONSENT AND THE PREPARATION OF NECESSARY DOCUMENTATION, A FEE SHALL BE ASSESSED EQUAL TO ONE PERCENT (1%) OF 1HE TOTAL REMAINING BALANCE THEN DUE HEREUNDER. In the event that Secured Party has consented to any lease of the Collateral, Debtor hereby assigns and grants to Secured Party a security interest in any and all rights under any lease(s), to secure all obligations to Secured Party, and Debtor shall deliver to Secured Party the original of such lease(s).

7.0 POWER OF ATTORNEY

7.1 Debtor hereby appoints Secured Party as its attorney-in-fact to sign Debtor's name and to make non-material amendments (including completing and conforming the description of the Collateral) on any document in connection with this Agreement, including any document necessary for processing vehicle certificate(s) of title, and to obtain, adjust and settle any insurance required by this Agreement and to endorse any drafts in connection with such insurance.

8.0 NOTICE

8.1 Under Oregon law. most agreements. promises and commitments made by Secured Party after October 3. 1989, concerning- loans and other credit extensions which are not for personal, family or household purposes or secured solely by the Debtor's residence must be in writing, express consideration and be signed by Secured Party to be enforceable.
In Witness Whereof, the parties, hereto have caused this Agreement to be duly executed the 30th    Day of       MAY   , 20   07

U.S. Bancorp Equipment Finance, Inc. (SECURED PARTY)

By:                                             _
An Authorized Officer Thereof

9/06

Champion Industries, Inc. (DEBTOR)
By:        /s/ Toney K. Adkins
Authorized Signer

Title:    President & COO

[Missing Graphic Reference] CERTIFICATE OF AUTHORITY (LEASE/LOAN)

Equipment Finance, Inc.

I/WE HEREBY CERTIFY to U.S. Bancorp Equipment Finance, Inc. (the "Creditor") that: a) I/we am/are the person(s) authorized to certify on behalf of Champion Industries, Inc., a business entity (the “Company”) organized and maintaining good standing under the laws of the State of West Virginia; b) the following is a true and correct copy of certain Resolutions duly adopted or voted by the Board of Directors, Members or Managers, as appropriate, of the Company; c) I/we have placed a copy of such Resolutions in the official records of the Company; d) such Resolutions have not been rescinded, amended, or otherwise altered or repealed; and e) such Resolutions are now in full force and effect and are in full compliance with the formation documents of the Company, as such may have been amended. The Company has resolved the following:

I) That the Company from time to time leases personal property and/or borrows money or otherwise obtains credit from Creditor and that the entire amount of leasing, borrowing or credit under this resolution at anyone time, whether direct or indirect, absolute or contingent, shall be unlimited;

2) That anyone of the officers, agents, members, or managers designated below is hereby authorized to borrow money and to obtain credit and other financial accommodations (including the leasing of personal property) for the Company; and to execute and deliver on behalf of the Company any and all documentation required in connection therewith in such form and containing such terms and conditions as the person(s) executing such documents shall approve as being advisable and proper and in the best interests of the Company; and that the execution thereof by such person(s) shall be conclusive evidence of such approval; and. as security for the Company's obligations to Creditor to pledge, assign, transfer, mortgage, grant a security interest in, hypothecate, or otherwise encumber any and all property of the Company, whether tangible or intangible; and to execute and deliver all instruments of assignment and transfer;

3) That any officer, member, manager, agent or employee of the Company is hereby further authorized to take any and all such other actions as may be necessary to carry out the intent and purposes of these Resolutions. and that any and all actions taken by such person(s) to carry out such intent and purposes prior to the adoption of these Resolutions are hereby ratified and confirmed by, and adopted as the action of, the managers of the Company; and

4) That these Resolutions shall constitute a continuing authority to the designated person or persons to act on behalf of the Company, and the powers and authority granted herein shall continue until revoked by the Company and formal written notice of such revocation shall have been given to Creditor. These Resolutions do not supersede similar prior resolutions given to Creditor.

I/WE HEREBY FURTHER CERTIFY that pursuant to the formation documents and any other appropriate documents of the Company as may be necessary, the following named person(s) have been properly designated and appointed to the position(s)/office(s) indicated below, that such person(s) continue to hold such position(s)/office(s) at the time of execution of the documentation for the transaction( s) with Creditor, and that the signature(s) of such person(s) shown below are genuine.

 OFFICE                                   NAME                                                         SIGNATURE

 CFO                                    TODD FRY                                                     /S/ TODD FRY

PRESIDENT                       TONEY ADKINS                                           /S/ TONEY ADKINS

I/WE HEREBY FURTHER CERTIFY that, pursuant to the formation documents of the company, and any other appropriate documents of the Company as may be necessary, I/we have the power and authority to execute this Certificate on behalf of the Company, and that I/we have so executed this Certificate on the  30th day of    MAY  , 20 07 . A copy of this Certificate, which is duly signed and which is received by facsimile transmission ("fax"), shall be deemed to be of the same force and effect as the original.

By:       /S/  Walter Sansom

Print Name:         Walter Sansom

Title:           Secretary
(Must be certified by another officer or director other than the above authorized signer)

6/02

ADDRESS FOR ALL NOTICES:
PO Box 230789 Portland, OR 97281 ~0789

SCHEDULE TO MASTER LOAN
AGREEMENT
US Bancorp
Equipment Finance, Inc.

Champion Industries, Inc.
2450 First Avenue
Huntington, WV 25703

$262,013.00	Effective Date ___________________	Schedule Number 822821-AFS

l. THIS SCHEDULE is made between Champion Industries, Inc. as Debtor, and U.S. Bancorp Equipment Finance, Inc., (which, together with its successors and assigns, shall be called the "Secured Party") pursuant to the Master Loan Agreement dated as of May 08, 2007 between Debtor and Secured Party (the "Loan Agreement"), the terms of which (including the definitions) are incorporated herein. The terms of the Loan Agreement and this Schedule together shall constitute a separate instrument. Capitalized terms used but not defined herein are used with the respective meanings specified in the Loan Agreement. If any terms hereof are inconsistent with the terms of the Loan Agreement, the terms hereof shall prevail.

2. For value received, Debtor hereby promises to pay to the order of Secured Party the principal amount of Two Hundred Sixty Two Thousand Thirteen and Noll 00 Dollars ($262,013.00) with interest on any outstanding principal balance at the rate(s) specified herein from the Effective Date hereof until this Schedule shall have been paid in full in accordance with the following payment schedule: Forty Eight (48) installments in the amount of $5,458.60 each plus the entire amount of interest accrued on this Schedule at the time of payment of each installment. The first payment shall be due June 15, 2007 and a like payment shall be due on the same day of each succeeding month thereafter until the entire principal and interest have been paid. At the time of the final installment hereon, all unpaid principal and interest shall be due and owing. Each payment shall be applied first to accrued and unpaid interest, and the balance to the outstanding principal hereof. As a result, such final installment may be substantially more or substantially less than the installments specified herein.

3. Debtor promises to pay interest on the principal balance outstanding at a rate of U.S. Bank National Association's (Bank's) prime rate, as Bank's prime rate may vary from time to time. Bank's prime rate is the rate of interest which Bank from time to time identifies as its prime rate and is not, for example, the lowest rate of interest which Bank collects from any borrower or class of borrowers. When Bank's prime rate is applicable, the interest rate hereunder shall be adjusted without notice upon each change in Bank's prime rate, but in no event shall the rate of interest be higher than allowed by law. Bank's prime rate is currently 8.25 percent.

4. Secured Party may, from time to time, in its sole discretion, increase or decrease the amount of unpaid installments to an amount Secured Party deems necessary to amortize the outstanding principal balance of this Schedule by the due date of the final installment. Secured Party shall notify Debtor of each such change in writing. Whether or not the installment amount is increased or decreased, Debtor understands that, as a result of increases or decreases in the rate of interest in accordance herewith, the final installment may be substantially more or substantially less than the installments specified herein, but in no event shall the rate of interest be higher than that allowed by law.

5. Each Debtor, if more than one, and all other parties who at any time may be liable hereon in any capacity, hereby jointly and severally waive diligence, demand, presentment, presentment for payment, protest, notice of protest and notice of dishonor of this Schedule, and authorize the Secured Party, without notice, to grant extensions in the time of payment of and reductions in the rate of interest on any moneys owing on this Schedule.

6. The following property is hereby made Collateral for all purposes under the Loan Agreement:

One (1) Muller Martini 1550 Presto Saddle Stitcher, sin NN28139 with HK75 Stitching Heads and Three Knife Trimmer; Compact Twin Feeders, sin NN28131 and sin NN28132; Folder Feeder, s/n NN28135; Hand Feed Station-l Station, s/n NN28225; Trim Removal System, sin NN28227; KTA80 Compressor, sin 28229; and Belt Delivery, sin NN28150;

One (I) MBO B30 Gate Fold Plate sin 16361;

TOGETHER WITH ALL REPLACEMENTS, PARTS, REPAIRS, ADDITIONS, ACCESSIONS AND ACCESSORIES INCORPORATED THEREIN OR AFFIXED OR ATTACHED THERETO AND ANY AND ALL PROCEEDS OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, INSURANCE RECOVERIES.

7. The Collateral hereunder shall be based at the following location(s):

1515 Central Parkway, Cincinnati, OH 4524 County: Hamilton

IN WITNESS WHEREOF, Debtor has executed this Schedule this 30th day of         MAY  , 2007 .

U.S. Bancorp Equipment Finance, Inc.

By:                                               _
An Authorized Officer Thereof

3/06

Champion Industries, Inc.

Champion Industries, Inc. (DEBTOR)

By: _______/s/ Toney K. Adkins_____

Authorized Signer

Title:    President & COO

ADDRESS FOR ALL NOTICES:
PO Box 230789 Portland, OR 97281-0789